UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2006

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14227	13-3317668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2 Applegate Drive, Robbinsville, NJ		08691
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 632-0800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01               Other Events.

American Bank Note Holographics, Inc. (“ABNH” or the “Company”) previously reported that it had entered into agreements to supply HoloMag™, the Company’s integrated holographic magnetic stripe product, to major payment card organizations. On February 23, 2006 the Company further reported that it had learned of a small number of incidents in which certain card terminals had been affected by electro-static discharge (“ESD”) from static electricity carried on cards incorporating HoloMag.

On March 14, 2006, the Company was informed by Visa International (“Visa”) that, as a result of the ESD issue, Visa is informing its member financial institutions and authorized card manufacturers that (i) Visa will no longer approve Visa card designs which incorporate the current version of HoloMag, (ii) Visa strongly recommends that their members attempt to avoid further issuance of cards incorporating the current version of HoloMag and (iii) Visa recommends that their members follow an alternate card design incorporating a conventional magnetic stripe and Dove hologram. The Company is a supplier of the Dove hologram. Visa stated to the Company its view that “a remediation program for impacted stakeholders may be necessary” and that Visa would seek indemnification from the Company for such costs and/or claims. Visa also provided notice to the Company that Visa was revoking ABNH’s right to produce HoloMag under its agreement. The Company is evaluating Visa’s actions and claims and is considering its response. The Company believes that it is in compliance with its agreement with Visa and that its HoloMag product complies with all standards and specifications therein. Visa’s decision to discontinue the use of the current version of HoloMag will have a material adverse effect on the Company’s results of operations and financial condition. In this regard, the Company anticipates that it will record a charge in the quarter ended December 31, 2005 with respect to the value of HoloMag inventory and other potential costs. As a result of Visa’s notification to financial institutions and authorized card manufacturers, the Company has received communications from customers seeking to address the status and disposition of their HoloMag inventory and orders.

The Company is currently working on the development of a second generation of holographic magnetic tape, but there can be no assurance that the Company will be successful in developing such a product, or that any such product will be acceptable to its customers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

Date: March 15, 2006	By:	/s/ Kenneth H. Traub
Kenneth H. Traub
President and Chief Executive Officer